Exhibit 5.2
     January 26, 2010
Validus Holdings, Ltd.
29 Richmond Road
Pembroke, HM 08
Bermuda
Ladies and Gentlemen:
          We have acted as special United States counsel to Validus Holdings, Ltd., a Bermuda exempted company (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of $250,000,000 aggregate principal amount of 8.875% Senior Notes due 2040 (the “Senior Notes”). The Senior Notes issued under an Indenture (the “Base Indenture”) that is dated as of January 26, 2010, between the Issuer and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture (the “Supplemental Indenture”) that is dated as of January 26, 2010, between the Issuer and the Trustee. The Base Indenture, as supplemented by the Supplemental Indenture, is hereinafter referred to as collectively as the “Indenture.”
          In rendering the opinions set forth herein, we have examined originals, photocopies or conformed copies certified to our satisfaction of corporate records, agreements, instruments and documents of the Company, certificates of public officials and other certificates and opinions and have made such other investigations as we have deemed necessary in connection with the opinions set forth herein. In our examination, we have assumed (a) the due organization and valid existence of the Company, (b) the due authorization, execution, authentication and delivery by all persons of the Indenture, the Senior Notes and each of the documents related thereto, (c) that each of such parties has the legal power to act in the respective capacity or capacities in which he, she or it is to act thereunder, (d) the authenticity of all documents submitted to us as originals, (e) the conformity to the original documents of all documents submitted to us as copies and (f) the genuineness of all signatures on the Registration Statement and all documents submitted to us.

          Based upon and subject to the foregoing, we advise you that in our opinion insofar as the laws of the State of New York are applicable thereto,
1. The Senior Notes constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally and (ii) general principles of equity and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) (collectively, the “Enforceability Limitations”).
2. The Indenture constitutes a valid and legally binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, subject to the Enforceability Limitations.
          In giving our opinion, we are relying, without independent verification (A) as to all matters of fact, upon certificates and written statements of officers of the Company and (B) as to all matters of Bermuda law, on the opinion of Appleby, dated of even date herewith and filed as Exhibit 5.1 to the Registration Statement.
          We are members of the Bar of the State of New York and do not purport to be experts in or to express any opinion concerning the laws of any jurisdictions other than the laws of the State of New York and the federal laws of the United States of America. In rendering the opinion set forth above, we express no opinion as to the laws of any jurisdictions other than the laws of the State of New York and the federal laws of the United States. Accordingly, our opinions expressed above are not intended as opinions under the laws of the jurisdictions of organization of the Company and is intended to cover only the nature of the Indenture and the Senior Notes as contracts and obligations created under and governed by the laws of the State of New York.
          We hereby consent to the reference to our firm in the Registration Statement and the Prospectus Supplement under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act, as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Cahill Gordon & Reindel llp